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                    PROGRESS GENCO VENTURES, LLC CONSOLIDATED
                                  BALANCE SHEET
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2001

                                                               09/30/01

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
     ASSETS

       CURRENT ASSETS

       Cash

10000    Cash - Operating (Wachovia)                         $      723,053.88
                                                             -----------------
       Total Cash                                            $      723,053.88



                                                             -----------------
       TOTAL CURRENT ASSETS                                         723,053.88
                                                             -----------------
       FIXED ASSETS
         Property, Plant & Equipment
         Land
14000      Land - Other                                           2,807,414.00
                                                             -----------------
         Total Land                                               2,807,414.00

         Plant & Equipment
14100      Construction in Progress, Non-Project Controller     100,605,989.91
14110      Construction in Progress, Project Controller          31,248,558.24

         Total Plant & Equipment                                131,854,548.15
                                                             -----------------

         Total Property, Plant & Equipment                      134,661,962.15


       TOTAL FIXED ASSETS                                       134,661,962.15
                                                             -----------------

       OTHER ASSETS
         Intangible Assets

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16195      Intangible Assets - Other                             13,804,365.64
                                                             -----------------
         Total Intangible Assets                                 13,804,365.64

                                                             -----------------
         Net Intangible Assets                                   13,804,365.64

         Due to/From Affiliates
19000      Due to/from Progress Energy Ventures, Inc.                15,899.53
                                                             -----------------
         Total Due to/from Affiliates                                15,899.53

       TOTAL OTHER ASSETS                                        13,820,265.17
                                                             -----------------

     TOTAL ASSETS                                               149,205,281.20
                                                             =================
     LIABILITIES & EQUITY

       LIABILITIES

       CURRENT LIABILITIES
         Accounts Payable
           Accounts Payable - Third Party:
20000      Accounts Payable - Trade                               2,257,701.94
                                                             -----------------
           Total Accounts Payable - Third Party:                  2,257,701.94
                                                             -----------------
           Accounts Payable - I/C PROGRESS ENERGY SUBS:
20200      Accounts Payable - I/C CP&L                               66,974.56
                                                             -----------------
           Total Accounts Payable - I/C PROGRESS ENERGY SUBS         66,974.56
                                                             -----------------
         Total Accounts Payable                                   2,324,676.50



       TOTAL CURRENT LIABILITIES                                  2,324,676.50
                                                             -----------------

                                                             -----------------
       TOTAL LIABILITIES                                          2,324,676.50
                                                             -----------------
       EQUITY
24200    Member's Capital                                       146,880,604.70

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                                                             -----------------
       TOTAL EQUITY                                             146,880,604.70
                                                             -----------------
     TOTAL LIABILITIES & EQUITY                                 149,205,281.20
                                                             =================
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